EXHIBIT 10 (i)

                               CONSENT OF COUNSEL

               JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP
                                 SUITE 400 EAST
                       1025 THOMAS JEFFERSON STREET, N.W.
                           WASHINGTON, D.C. 2007-0805
                            TELECOPIER (202) 965-8014

April 30, 1999

AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, DE  19801

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post Effective Amendment No. 9 to the Registration Statement on Form N-4 (File No. 33-58504) filed by AIG Life Insurance Company and Variable Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

Very truly yours,

/s/ Jorden Burt Boros Cicchetti Berenson & Johnson
Jorden Burt Boros Cicchetti Berenson & Johnson
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